Exhibit 99.(13)(f)(3)

Form of

Amended and Restated

Schedule A

Dated May 17, 2013
To The
Expense Limitation Agreement
Dated January 25, 2013
Between
Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Fund	Operating Expense Limit	Termination Date
Mid Cap Fund Class A	1.21%	January 29, 2014
Mid Cap Fund Class C	1.96%	January 29, 2014
Mid Cap Fund Class Y	0.96%	January 29, 2014
Mid Cap Fund Class Z	1.21%	January 29, 2014
Mid Cap Fund Institutional Shares	0.89%	January 29, 2014
Small Cap Value Fund Class A	1.43%	January 29, 2014
Small Cap Value Fund Class C	2.18%	January 29, 2014
Small Cap Value Fund Class Y	1.18%	January 29, 2014
Small Cap Value Fund Institutional Shares	1.03%	January 29, 2014
Ultra Short Duration Fixed Income Fund Class A	0.69%	May 19, 2014
Ultra Short Duration Fixed Income Fund Class C	1.19%	May 19, 2014
Ultra Short Duration Fixed Income Fund Class Y	0.44%	May 19, 2014
Ultra Short Duration Fixed Income Fund Institutional Shares	0.39%	May 19, 2014
Ultra Short Duration Fixed Income Fund Class Z	0.69%	May 19, 2014
Premium Yield Equity Fund Class A	1.20%	January 29, 2014
Premium Yield Equity Fund Class C	1.95%	January 29, 2014
Premium Yield Equity Fund Class Y	0.95%	January 29, 2014
Emerging Markets Equity Fund Class A	1.69%	January 29, 2014
Emerging Markets Equity Fund Class C	2.44%	January 29, 2014
Emerging Markets Equity Fund Class Y	1.44%	January 29, 2014
Emerging Markets Equity Fund Institutional Shares	1.29%	January 29, 2014
Mid Cap Value Fund Class A	1.29%	January 29, 2014
Mid Cap Value Fund Class C	2.04%	January 29, 2014
Mid Cap Value Fund Class Y	1.04%	January 29, 2014
Mid Cap Value Fund Institutional Shares	0.89%	January 29, 2014
Global Real Estate Fund Class A	1.39%	January 29, 2014
Global Real Estate Fund Class C	2.14%	January 29, 2014
Global Real Estate Fund Class Y	1.14%	January 29, 2014
Global Real Estate Fund Institutional Shares	0.99%	January 29, 2014
Small Cap Core Fund Class A	1.34%	January 29, 2014
Small Cap Core Fund Class C	2.09%	January 29, 2014
Small Cap Core Fund Class Y	1.09%	January 29, 2014
Small Cap Core Fund Institutional Shares	0.94%	January 29, 2014
Total Return Bond Fund Class A	0.90%	April 16, 2014
Total Return Bond Fund Class C	1.65%	April 16, 2014
Total Return Bond Fund Class Y	0.65%	April 16, 2014

Fund	Operating Expense Limit	Termination Date
Total Return Bond Fund Institutional Shares	0.50%	April 16, 2014
International Fixed Income Fund Class A	1.09%	January 29, 2014
International Fixed Income Fund Class C	1.84%	January 29, 2014
International Fixed Income Fund Class Y	0.84%	January 29, 2014
International Fixed Income Fund Institutional Shares	0.69%	January 29, 2014
Merger Arbitrage Fund Class A	1.68%	January 29, 2014
Merger Arbitrage Fund Class C	2.43%	January 29, 2014
Merger Arbitrage Fund Class Y	1.43%	January 29, 2014
Merger Arbitrage Fund Institutional Shares	1.28%	January 29, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST

By:
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:
Steven M. Graziano
President

By:
Terrie A. Wiedenheft
Chief Financial Officer

Signature Page — Schedule A to Expense Limitation Agreement